UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2026

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Form 8-K”) filed by LQR House Inc., a Delaware corporation, with the Securities and Exchange Commission (the “Commission”) on March 11, 2026. This Amendment is being filed as an exhibit-only filing to file the legal opinion of McCarter & English, LLP (the “Legal Opinion”) as Exhibit 5.1 and the consent contained therein as Exhibit 23.1.

Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 9 of the Current Report on Form 8-K, the signature page to the Current Report on Form 8-K and the Legal Opinion (filed herewith as Exhibit 5.1 and the consent contained in the Legal Opinion filed Exhibit 23.1). This Amendment does not modify any of the content of Item 1.01 of the Original Form 8-K which is hereby omitted.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
5.1	Opinion of McCarter & English, LLP
10.1	Sales Agreement by and between LQR House Inc. and A.G.P./Alliance Global Partners, dated March 11, 2026.*
23.1	Consent of McCarter & English, LLP (included in Opinion of McCarter & English LLP filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: March 12, 2026	By:	/s/ Yilin Lu
	Name:	Yilin Lu
	Title:	President

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